EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-43593) pertaining to the Lithia Motors, Inc. Salary Reduction Profit Sharing Plan of our report dated June 15, 2018, with respect to the financial statements and supplemental schedule of the Lithia Motors, Inc. Salary Reduction Profit Sharing Plan included in this Annual Report (Form 11-k) for the year ended December 31, 2017.

/S/ KBF CPAs LLP

Portland, Oregon
 June 15, 2018